SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2013

Saul Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7501 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 986-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure provided under Item 5.02 below is incorporated hereunder by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 10, 2013 following the approval of its stockholders as described under Item 5.07 below, Saul Centers, Inc. (the “Company”) amended its 2004 Stock Plan (the “Plan”) to:

•

modify the provision limiting the number of shares of common stock of the Company issuable under the Plan to provide for a single, overall cap for all types of Plan awards instead of two separate limits applicable to stock option awards and stock awards, respectively;

•

increase the number of shares of common stock of the Company that are issuable under the Plan to a total of 2,200,000 shares from the existing limits of 1,000,000 shares pursuant to option awards and 200,000 shares pursuant to stock awards, respectively; add a provision that subjects awards granted under the Plan to any deduction or clawback that may be required under any law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement); and

•	extend the termination date of the Plan from 2018 to 2023;

all as set forth more fully in the Saul Centers, Inc. 2004 Stock Plan, as amended, filed herewith as Exhibit 10.(a), which is incorporated hereunder by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2013, following the approval of its stockholders as described under Item 5.07 below, the Company amended its articles of incorporation to increase its authorized shares of both common and excess stock in each case from 30 million shares to 40 million shares. The articles of amendment are filed herewith as Exhibit 3.(a) and are incorporated hereunder by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 10, 2013, the Company held its Annual Meeting of Stockholders, at which George P. Clancy Jr., General Paul X. Kelley, Charles R. Longsworth, Thomas H. McCormick and Patrick F. Noonan were reelected to the Board of Directors for three year terms expiring at the 2016 Annual Meeting. The terms of the remaining Board members did not expire as of the May 10, 2013 meeting, and those individuals continue as directors of the Company. Holders of 19,048,329 shares of the Company’s common stock voted in person at the meeting or by proxy (representing 95.4% of the 19,973,598 shares eligible to vote) as follows:

	In Favor	Withheld	Not Voted
George P. Clancy Jr.	17,604,162	90,097	1,354,070
General Paul X. Kelley	17,595,448	98,811	1,354,070
Charles R. Longsworth	17,595,033	99,226	1,354,070
Thomas H. McCormick	15,285,565	2,408,694	1,354,070
Patrick F. Noonan	17,595,189	99,070	1,354,070

The stockholders voted for the ratification of Ernst & Young as independent public accountants as follows:

In Favor	Opposed	Abstain
19,001,776	36,844	9,709

The stockholders voted to approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of Company stock:

In Favor	Opposed	Abstain
18,834,756	182,987	30,586

The stockholders voted to approve certain amendments to the Company’s 2004 Stock Plan:

In Favor	Opposed	Abstain	Not Voted
14,288,368	3,376,126	29,765	1,354,070

Item 8.01. Other Events.

The Company posted on its web site, www.saulcenters.com, a presentation given by management at the Company’s annual meeting of stockholders. The presentation is Exhibit 99. (a) to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

3.(a)	Articles of Amendment to First Amended and Restated Articles of Incorporation

10.(a)	Saul Centers, Inc. 2004 Stock Plan, as amended

99.(a)	Annual Meeting Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Scott V. Schneider
Senior Vice President and Chief Financial Officer

Dated: May 14, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.(a)	Articles of Amendment to First Amended and Restated Articles of Incorporation, filed with the Maryland State Department of Assessments and Taxation on May 14, 2013.

10.(a)	Saul Centers, Inc. 2004 Stock Plan, as adopted by the Board of Directors and approved by the shareholders on April 23, 2004 and amended by the Board of Directors and approved by the shareholders on April 25, 2008 and May 10, 2013.

99.(a)	Annual Meeting Presentation, delivered May 10, 2013.